   As filed with the Securities and Exchange Commission on May 18, 2000
                                                     Registration No. 333-33198
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                            AMENDMENT NO. 3 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ----------------
                               MGI PHARMA, INC.
            (Exact name of registrant as specified in its charter)
                               ----------------

        Minnesota                    2834                    41-1364647
     (State or other          (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)
   of incorporation or       Classification Code)
      organization)

                    6300 West Old Shakopee Road, Suite 110
                         Bloomington, Minnesota 55438
                                (952) 346-4700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              Charles N. Blitzer
                            Chief Executive Officer
                               MGI PHARMA, INC.
                    6300 West Old Shakopee Road, Suite 110
                         Bloomington, Minnesota 55438
                                (952) 346-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
       Timothy S. Hearn, Esq.                      David R. King, Esq.
        Dorsey & Whitney LLP                   Morgan, Lewis & Bockius LLP
       220 South Sixth Street                      1701 Market Street
    Minneapolis, Minnesota 55402            Philadelphia, Pennsylvania 19103
           (612) 340-2600                            (215) 963-5000
      Facsimile: (612) 340-8827                 Facsimile: (215) 963-5299
                                ---------------
  Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock offered hereby, other than placement commissions:

      SEC Registration Fee............................................. $ 22,296
      NASD Filing Fee..................................................    8,946
      Nasdaq Filing Fee................................................    1,750
      Accountants' fees and expenses...................................   65,000
      Legal fees and expenses..........................................  190,000
      Printing expenses................................................  120,000
      Transfer agent and registrar fees................................    1,500
      Miscellaneous....................................................   43,508
                                                                        --------
        Total.......................................................... $453,000

Item 15. Indemnification of Officers and Directors

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Bylaws of the Company provide that the Company shall indemnify its officers and directors under such circumstances and to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

Item 16. Exhibits

 Exhibit
 Number  Description of Exhibit
 ------- ----------------------
   1.1   Form of Placement Agency Agreement*
   5.1   Opinion of Dorsey & Whitney LLP**
  23.1   Consent of KPMG LLP**
  23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)**
  24.1   Power of Attorney (included on signature page)**

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*  Filed herewith.

**  Previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 18, 2000.

                                          MGI PHARMA, INC.

                                          By:   /s/ Charles N. Blitzer
                                             __________________________________
                                                    Charles N. Blitzer,
                                               President and Chief Executive
                                                          Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement on Form S-3 has been signed by the following persons in the indicated capacities on May 18, 2000.

              Signature                 Title

     /s/ Charles N. Blitzer
                                        President, Chief Executive Officer
By:                                      and Director (principal executive
  ----------------------------------     officer)
         Charles N. Blitzer

      /s/ William C. Brown
                                        Chief Financial Officer and
By:                                      Secretary (principal financial and
  ----------------------------------     accounting officer)
          William C. Brown

By: /s/       *                         Director
  ----------------------------------
          Andrew J. Ferrara

By: /s/       *                         Director
  ----------------------------------
       Joseph S. Frelinghuysen

By: /s/       *                         Director
  ----------------------------------
          Michael E. Hanson

By: /s/       *                         Director
  ----------------------------------

           Hugh E. Miller

By: /s/       *                         Director
  ----------------------------------
         Timothy G. Rothwell

By: /s/       *                         Director
  ----------------------------------
          Lee J. Schroeder

By: /s/       *                         Director
  ----------------------------------
       Arthur L. Weaver, M.D.

      /s/ William C. Brown

*By:
  ---------------------------------
          Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Description of Exhibit
 ------- ----------------------
   1.1   Form of Placement Agency Agreement*
   5.1   Opinion of Dorsey & Whitney LLP**
  23.1   Consent of KPMG LLP**
  23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)**
  24.1   Power of Attorney (included on signature page)**

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*  Filed herewith.
**  Previously filed.